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EXHIBIT 21
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                           CHARTER ONE FINANCIAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 2000

                                                                             JURISDICTION OF          PERCENT OF
                                                                              INCORPORATION           OWNERSHIP
                                                                          ----------------------      -----------
CHARTER ONE COMMERCIAL..........................................                New York                 100%

CHARTER ONE REINSURANCE.........................................                 Vermont                 100%

CHARTER MICHIGAN BANCORP, INC...................................                Michigan                 100%

SUBSIDIARY OF CHARTER ONE COMMERCIAL

  ALVEST Financial Services, Inc................................                New York                 100%

SUBSIDIARIES OF CHARTER MICHIGAN BANCORP, INC.

  Charter One Bank, F.S.B.......................................              United States              100%
  FirstFed of Michigan International N.V........................           Netherland Antilles           100%
  St. Paul Financial Development Corp...........................                Illinois                 100%

SUBSIDIARIES OF CHARTER ONE BANK, F.S.B.

  Aplan Holding Company, Inc....................................                New York                 100%
  CDC - Asbany Corp.............................................                New York                 100%
  Charter One Credit Corp.......................................                  Ohio                   100%
  Charter One Securities, Inc...................................                  Ohio                   100%
  First Financial Services and Development Corporation..........                  Ohio                   100%
  Gable CVF, Inc................................................                New York                 100%
  GCCC, Inc. dba CTS............................................                  Ohio                   100%
  Investment Network, Inc.......................................                Illinois                 100%
  Servco, Inc...................................................                  Ohio                   100%
  Shore Holdings, Inc...........................................                New York                 100%
  SPF Insurance Agency, Inc.....................................                Illinois                 100%
  Superior West, Inc............................................                 Nevada                  100%
  1215 Financial Center Associates Ltd..........................                  Ohio                   99%

SUBSIDIARIES OF CHARTER ONE MORTGAGE CORP.

  AHF Securities Limited........................................                New York                 100%
  AHF Subordinated Securities Limited...........................                New York                 100%

SUBSIDIARIES OF FIRST FINANCIAL SERVICES AND
  DEVELOPMENT CORPORATION

  Bay Life Insurance Company, Inc. .............................                 Arizona                 100%
  Charter One Auto Finance Corp.................................                New York                 100%
  Charter One Insurance Agency, Inc.............................                  Ohio                   100%
  Charter One Mortgage Corp.....................................                New York                 100%
  ICX Corporation. .............................................                  Ohio                   100%
  Real Estate Appraisal Services, Inc. .........................                  Ohio                   100%
  1001 Insurance Agency, Inc. ..................................                Michigan                 100%

SUBSIDIARY OF INVESTMENT NETWORK, INC.

  Investment Network Advisors, Inc..............................                Illinois                 100%

SUBSIDIARIES OF SERVCO, INC.

  Thriftco, Inc.................................................                  Ohio                   100%
  1001 Services, Inc............................................                Michigan                 100%

SUBSIDIARY OF SUPERIOR WEST INC.

  Warm Springs Investments, Inc.................................                 Nevada                  100%
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